EXHIBIT  23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-04479, 333-05923, 333-42111, 333-71025,
333-88451,  333-52162,  333-52166  and 333-74820) and Forms S-3 (Nos. 333-14549,
333-23193,  333-39787, 333-49825, 333-65397, 333-66287, 333-69737, 333-72357 and
333-84017) of Talk America Holdings, Inc. and its Subsidiaries of our report dated February 12, 2002, except for Note 16, as to which the date is April 4, 2002, relating to the financial statements and financial statement schedules, which appear in this Form 10-KA.


PricewaterhouseCoopers  LLP

Philadelphia,  Pennsylvania
April  12,  2002